UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  December 31, 2004

AXS-ONE INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13591 (Commission File Number)	13-2966911 (IRS Employer Identification No.)

301 Route 17 North Rutherford, New Jersey (Address of principal executive offices)		07070 (Zip Code)

(201) 935-3400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 31, 2004, the Registrant entered into an employment agreement with Joseph P. Dwyer, 48, whereby Mr. Dwyer assumed the position of Executive Vice President and Chief Financial Officer of the Registrant as of such date.

Mr. Dwyer’s employment agreement provides for an initial annual base salary of $250,000.  During 2005, Mr. Dwyer will be eligible to earn a target cash bonus of $100,000, subject to the Registrant’s achievement of specified revenue and earnings targets.  The Registrant’s Compensation Committee has agreed to award Mr. Dwyer, during the month of January 2005, an  option to purchase 300,000 shares of the Registrant’s Common Stock, and 25,000 restricted shares of the Registrant’s Common Stock, under the standard provisions of the Registrant’s 1998 Stock Option Plan.  The Registrant has also agreed to pay Mr. Dwyer $50,000 in January, 2005  to encourage him to join the Company and to compensate Mr. Dwyer for income he will potentially waive from prior employment.  Mr. Dwyer’s employment agreement also entitles him to certain employee benefits also granted by the Registrant to its other senior executives.

Item 1.02 Termination of a Material Definitive Agreement.

Effective December 31, 2004, the employment of William G. Levering III as Vice President and Chief Financial Officer of the Registrant was terminated by mutual consent of the parties so that Mr. Levering could pursue other business interests.  In accordance with the terms of Mr. Levering’s employment contract with the Registrant, which also terminates as of that date, during the next nine months, the Registrant will pay Mr. Levering his base salary ($15,000/month), and continue his medical coverage as in effect on the date of termination, as severance.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)           Not applicable.

(b)           See Item 1.02 above

(c)           See Item 1.01 above.

Prior to joining the Registrant, Mr. Dwyer served at Chief Financial Officer of Synergen, Inc, a company engaged in developing and marketing enterprise asset management software and mobile workforce solutions to utilities, municipalities and asset intensive industries, from June 2004 to December 2004, when Synergen was sold to SPL WorldGroup, Inc. From May 2003 through May 2004, Mr. Dwyer served as a consultant for various companies with respect to mergers and acquisitions, corporate governance, business planning, financial reporting and strategic issues. Mr. Dwyer served as Executive Vice President and Chief Financial Officer of Caminus Corporation, a publicly traded provider of integrated enterprise software applications to the global energy industry from May 2001 until April 2003 when it was sold to SunGard Data Systems, Inc. From August 2000 through April 2001, Mr. Dwyer served as Executive Vice President and Chief Financial Officer of ACTV, Inc, a publicly traded digital media company and prior to ACTV, he served as Senior Vice President of Finance for Winstar Communications, Inc., publicly traded global telecommunications provider from 1994 through July 2000.

Mr. Dwyer does not have a family relationship with any director or other executive officer of the Registrant.  Other than the employment agreement described in Item 1.01 above, there are no material transactions between Mr. Dwyer and the Registrant.

(d)           Not applicable.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits:

Exhibit Number	Description
99	Press release of Registrant, dated January 4, 2005, relating to the appointment of Joseph Dwyer as Executive Vice President and Chief Executive Officer and departure of William G. Levering III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2005	AXS-ONE INC.

	By:	/s/ Joseph P. Dwyer
Joseph P. Dwyer
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release of Registrant, dated January 4, 2005, relating to the appointment of Joseph Dwyer as Executive Vice President and Chief Executive Officer and departure of William G. Levering III.